UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2005
Friedman Industries, Incorporated
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-07521 (Commission File Number)	74-1504405 (IRS Employer Identification No.)

4001 Homestead Road Houston, Texas (Address of principal executive offices)		77028 (Zip Code)
713-672-9433
(Registrant’s telephone
number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     As a result of a shortfall of shares available for grant under the Friedman Industries, Incorporated 2000 Non-Employee Director Stock Plan (the “Plan”), on October 11, 2005, the Board of Directors of Friedman Industries, Incorporated (the “Company”) adopted a First Amendment to Friedman Industries, Incorporated 2000 Non-Employee Director Stock Plan (the “Amendment”) which amends the Plan to provide that on October 15, 2005, there shall be an automatic grant under the Plan of 320 shares of the Company’s common stock to each non-employee director who has served as a director of the Company for at least the 12 immediately preceding calendar months. Prior to the Amendment, under the terms of the Plan, each non-employee director who had served as a director of the Company for at least the 12 immediately preceding calendar months received an automatic grant of 400 shares of the Company’s common stock.
     The Board further authorized that each non-employee director shall receive as additional cash compensation from the Company an amount equal to the fair market value of 80 shares of the Company’s common stock on October 14, 2005 (based upon the closing price on such date for one share of the Company’s common stock as reported by the American Stock Exchange).
     A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

Number	Description
10.1	First Amendment to Friedman Industries, Incorporated 2000 Non-Employee Director Stock Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 11, 2005

FRIEDMAN INDUSTRIES, INCORPORATED
By:	/s/ BEN HARPER
Ben Harper
Senior Vice President - Finance

Index to Exhibits

Exhibit No.	Description
10.1	First Amendment to Friedman Industries, Incorporated 2000 Non-Employee Director Stock Plan.